Exhibit 99.4
Lehman ABS Series 2004-1
Aggregate Statement of Principal and Interest Distributions to
Certificateholders
for January 1, 2004 to December 31, 2004
Ending Principal
Class
Principal
Interest
Balance
LT1-R
0.00
0.00
0.00
LT2-R
0.00
0.00
0.00
E
0.00
0.00
0.00
1-A1A
7,511,036.13
228,498.77
12,488,963.87
1-A1B
20,097,279.36
556,956.46
33,416,720.64
1-A2
0.00
4,656,563.82
146,779,000.00
2-A1
38,242,017.42
1,684,517.02
58,507,982.58
2-A2
0.00
5,611,285.17
195,345,000.00
M1
0.00
358,036.20
10,008,000.00
M1-IO
0.00
6,004.80
10,008,000.00
M2
0.00
238,565.25
6,426,000.00
M2-IO
0.00
2,409.75
6,426,000.00
P
0.00
142,053.83
100.00
R
0.00
0.00
0.00
X
0.00
6,937,458.89
464,822,548.09